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                              SOCIETY CORPORATION                  Exhibit 10.14
                             1984 STOCK OPTION PLAN


     1. Purpose. This 1984 Stock Option Plan (the "Plan") is designed to provide selected officers of Society Corporation (the "Corporation") or any subsidiary incentives by affording them the opportunity to purchase Common Shares of the Corporation and to enable the Corporation and its subsidiaries to attract qualified officers.

     2. Types of Options. Options granted under the Plan may be (a) "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended, or (b) non-incentive stock options.

     3. Administration. The Plan shall be administered by a committee composed of not less than three directors of the Corporation to be appointed by the Board of Directors (the "Committee"). The members of the Committee shall not be officers or employees of the Corporation or any subsidiary. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No option shall be granted to any member or alternate member of the Committee. The Committee shall have authority to grant options under the Plan, to construe and interpret the Plan and to supervise its administration. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or actions unanimously approved in writing, shall be the actions of the Committee.

     The construction and interpretation by the Committee of any provision of the Plan or any stock option agreement entered into pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any stock option agreement shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith.

     4. Eligibility. Options may be granted to officers of the Corporation or any subsidiary (including officers who are members of the Board of Directors of the Corporation or any subsidiary). An officer of the Corporation or any subsidiary who has been granted an option or options under the Plan may be granted an additional option or options.

     5. Stock Available for Options. The stock which may be issued and sold upon the exercise of options granted under the Plan may be authorized and unissued Common Shares of the Corporation or treasury shares as the Board of Directors may from time to time determine. The Corporation may reacquire Common Shares at the time options are exercised, or from time to time in advance, whenever the Board of Directors may deem such purchase advisable.
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     Common Shares may be either Ordinary Shares or Book Value Shares. "Ordinary
Shares" are Common Shares of the Corporation for which there is a generally recognized trading market and which are freely transferable. "Book Value Shares" are Common Shares of the Corporation which have the same voting, dividend and liquidation rights as Ordinary Shares, except that they shall not be transferable other than to the Corporation and except that they shall be subject to the repurchase provisions set forth in the stock option agreements pursuant to which they were acquired or purchased.

     Subject to adjustment as provided in Section 14 of the Plan, the total number of Common Shares of the Corporation which may be issued or sold upon the exercise of all options granted under this 1984 Stock Option Plan shall not exceed the following:

     (a) 500,000 Ordinary Shares; and

     (b) a number of Book Value Shares, which as of the respective dates of grant is proportionate to the number of Ordinary Shares described in (a) above, based on the ratio of the then fair market value per share of Ordinary Shares to the then applicable Book Value Per Share (as hereinafter defined in Section 6) of the Book Value Shares; provided, however, that such number of Book Value Shares shall not exceed 750,000, and the number of Book Value Shares so determined shall be rounded to the next lowest whole number of Book Value Shares.

     The exercise of an option or stock appreciation right relating to Ordinary Shares will reduce proportionately the number of Book Value Shares, if any, subject to the same option or stock appreciation right, and vice versa. Any Book Value Shares or Ordinary Shares ceasing to be subject to the related option because of such reduction shall no longer be available for the future grant of options under the Plan.

     In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the Common Shares subject to the unexercised portion of such option shall again be available for the future grant of options under the Plan.

     6. Option Price. The option price under an option to purchase Ordinary Shares, whether an incentive stock option or a non-incentive stock option, shall be not less than the fair market value of the Ordinary Shares covered by the option, as determined by the Committee, on the date the option is granted.

     The option price for any Book Value Share shall be not less than the Book Value Per Share on the Fiscal Quarter Date coincident with or immediately preceding the date of the grant of the option. "Book Value Per Share" as of any date means the shareholders' equity allocable to Common Shares of the Corporation, as set forth in the consolidated balance sheet of the Corporation and its subsidiaries as at the Fiscal Quarter Date coincident with or immediately preceding such date, divided by the number of Common Shares of the Corporation outstanding as of such Fiscal Quarter Date; provided, however,
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that the Book Value Per Share, for the purpose of calculating the repurchase price of Book Value Shares, may be adjusted to such an extent as may be determined by the Committee to preserve the benefit of the arrangement for holders of options on Book Value Shares and the Corporation, if in the opinion of the Committee, after consultation with the Corporation's independent public accountants, changes in the Corporation's accounting policies, acquisitions or other unusual or extraordinary items have materially affected the number of the Corporation's Common Shares outstanding or shareholders' equity allocable to the Corporation's Common Shares.

     "Fiscal Quarter Date" means March 31, June 30, September 30 or December 31 of any year or such other dates as the Corporation may, from time to time, fix as ending dates of fiscal quarters of the Corporation.

     7.  Grant of Stock Options; Stock Option Agreements.

     (a) Incentive Stock Options. The Committee may, from time to time, grant incentive stock options under the Plan. Any grant of an incentive stock option shall be to purchase a specified number of Ordinary Shares. The day on which the Committee authorizes the grant of an incentive stock option shall be the day on which such incentive stock option is granted. No optionee may be granted incentive stock options for Ordinary Shares in any calendar year (under all plans of the Corporation and its subsidiaries) which exceed an aggregate fair market value (determined at the time of grant), of $100,000 plus any unused limit carryover of such optionee to such year from each of the three preceding calendar years. For the purposes of this subsection (a) of this Section 7, the unused limit carryover to any year shall have the meaning attributed to it in Section 422A of the Internal Revenue Code of 1954, as from time to time amended. As of the date of adoption of this 1984 Stock Option Plan, said Section 422A provides that the unused limit carryover means one-half of the amount by which $100,000 exceeds the value (at the time of grant) of the stock for which incentive stock options were granted to the employee in the three preceding calendar years under all plans of the Corporation and its subsidiaries, and further provides that the amount of the unused limit carryover from any calendar year which may be taken into account in any succeeding calendar year shall be the amount of such carryover reduced by the amount of such carryover which was used in prior calendar years.

     (b) Non-Incentive Stock Options. The Committee may, from time to time, grant nonincentive stock options under the Plan. Any grant of a non-incentive stock option may be to purchase a specified number of Ordinary Shares or Book Value Shares, or both, and may give the optionee the election to purchase either Ordinary Shares or Book Value Shares. The day on which the Committee authorizes the grant of a nonincentive stock option shall be considered to be the day on which such non-incentive stock option is granted, unless the Committee specifies a later day. The
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  exercise of a non-incentive stock option to purchase Ordinary Shares will reduce proportionately the number of Book Value Shares, if any, covered by the same non-incentive stock option, and vice versa. Any grant in respect of Book Value Shares shall provide for the repurchase thereof by the Corporation, and upon such repurchase the repurchase price may be paid in cash, in Ordinary Shares, or a combination of such methods of payment, and may either give to the optionee in the Committee the right to elect the method of payment of the repurchase price.

     (c) Stock Option Agreements. Each grant of an incentive stock option or a non-incentive stock option under the Plan shall be evidenced by a stock option agreement executed on behalf of the Corporation by an officer designated by the Committee and accepted by the optionee. Such stock option agreement shall contain such terms and provisions, consistent with the Plan, as the Committee may approve.

     (d) Election. The Committee may, at the time of the grant of a stock option, permit the optionee to irrevocably elect at such time whether such stock option shall be an incentive stock option subject to the terms and conditions set forth in the Plan applicable to incentive stock options, which terms and conditions, if such election is made, shall be set forth in the stock option agreement.

     8. Exercise of Options. Options, whether incentive stock options or non-incentive stock options, shall be exercised by delivery of written notice of exercise to the Corporation accompanied by payment of the option price. Except as otherwise provided in Section 9, an option may be exercised only while the optionee is in the employ of the Corporation or of a subsidiary. An optionee to whom an option has been granted must remain in the continuous employ of the Corporation or of a subsidiary for one year from the date on which the option is granted before he or she may exercise any part of the option. There after, and during the life of the option, the option may be exercised at any time as to all of the Common Shares subject to the option, or from time to time, as to any portion of such Common Shares. No fraction of a Common Share may, however, be purchased upon the exercise of an option.

     An incentive stock option shall not be exercisable while there is outstanding any incentive stock option which was granted before the grant of such incentive stock option to the optionee to purchase Ordinary Shares of the Corporation or a subsidiary (determined at the time of granting of the incentive stock option) or a predecessor of any of such corporations. An incentive stock option shall be treated as outstanding for this purpose until it is exercised in full or expires by reason of lapse of time.

     Notwithstanding any provision of this Section 8 to the contrary, any option, whether an incentive stock option or a non-incentive stock option, granted pursuant to the Plan (a) may, in the discretion of the Committee, become fully exercisable as to all optioned shares from and after the time the optionee ceases to be an employee of the Corporation or any of its subsidiaries as a result of the sale or other disposition by the Corporation of assets or property (including shares of any subsidiary) in respect of which
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the optionee had theretofore been employed or as a result of which optionee's continued employment with the Corporation or any subsidiary is no longer required, and (b) shall, in the case of a change in control (as hereinafter defined) of the Corporation, become fully exercisable as to all optioned shares from and after the date of such change in control. For purposes of this paragraph, the term "change in control" shall be deemed to occur upon

     (i) the approval by the shareholders of the Corporation of (A) any consolidation or merger in which the Corporation is not the continuing or surviving corporation or pursuant to which Common Shares of the Corporation would be converted into cash, securities or other property, other than a merger in which the holders of Common Shares of the Corporation immediately prior to the merger will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation, or
  (C) adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or

     (ii) any "person" (as defined in Section 13(d) of the Securities Exchange Act of 1934 as amended), corporation or other entity, other than the Corporation or any subsidiary or employee benefit plan or trust maintained by the Corporation or any of its subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 25% of the Common Shares of the Corporation outstanding at the time, without the prior approval of the Board of Directors of the Corporation.

     9. Exercise of Options After Termination of Employment or Death.

     (a) Incentive Stock Options. An incentive stock option may be exercised after termination of employment, whether upon death, disability, retirement or otherwise only to the extent provided in this Section 9(a).

     (i) Upon any termination of employment for any reason other than the optionee's retirement under any retirement plan, program or policy of the Corporation or of a subsidiary, disability or death, the optionee shall have the right within the period of three months next following the date of such termination of employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her option on the date of such termination of employment, except that, if the employment of the optionee is terminated by the Corporation or a subsidiary, the optionee may exercise his or her incentive stock option only with the consent of the Committee.

     (ii) Upon any termination of employment due to retirement under any retirement plan, program or policy of the Corporation or of a subsidiary, the optionee shall have the right within the period of two years next following the date of termination of
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  employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her incentive stock option on the date of such termination of employment.

     (iii) Upon any termination of employment due to disability, the optionee shall have the right within the period of one year next following the date of termination of employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her incentive stock option on the date of such termination of employment.

     (iv) Upon the death of the optionee while in the active service of the Corporation or of a subsidiary, or within the period referred to in subsection
  (i), (ii) or (iii) of this Section 9(a), the optionee's executor or administrator or the person or persons to whom the optionee's rights under his or her option are transferred by will or the laws of descent and distribution shall have the right, within the period of two years next following the date of the optionee's death, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her incentive stock option on the date of death.

     (b) Non-Incentive Stock Options. A non-incentive stock option may be exercised after termination of employment, whether upon death, retirement, or otherwise only to the extent provided in this Section 9(b).

     (i) Upon any termination of employment (A) due to retirement under any retirement plan, program or policy of the Corporation or of a subsidiary, or
  (B) due to disability, the optionee shall have the right within the period of two years next following the date of such termination of employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her non-incentive stock option on the date of such termination of employment.

     (ii) Upon any termination of employment for any other reason except the optionee's retirement as specified in (i)(A) or disability as specified in
  (i)(B) above, or the optionee's death, the optionee shall have the right within the period of six months next following the date of such termination of employment, to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her non-incentive stock option on the date of such termination of employment, except that, if the employment of the optionee is terminated by the Corporation or a subsidiary, the optionee may exercise his or her non-incentive stock option only with the consent of the Committee.

     (iii) Upon the death of the optionee while in the active service of the Corporation or of a subsidiary, or within the period referred to in subsection
  (i) or (ii) of this Section 9(b), the optionee's executor or administrator or the person or persons to whom the optionee's rights under his or her option are transferred by will or the laws
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  of descent and distribution shall have the right, within the period of two years next following the date of the optionee's death to purchase all or any part of the Common Shares which the optionee would have been entitled to purchase if he or she had exercised his or her option on the date of death.

     10. Termination of Options. Notwithstanding any other provision in this Plan, any option, whether an incentive stock option or a non-incentive stock option, granted under the Plan shall terminate, and the right of the optionee or other person to purchase Common Shares shall expire, at the time set forth in the grant, which shall be not later than ten years from the date such option is granted.

     11. Payment for Shares. Upon exercise of an option, whether an incentive stock option or a non-incentive stock option, the option price shall be payable either (a) in cash, or (b) by the transfer to the Corporation by the optionee of Ordinary Shares or Book Value Shares having a value (current market value in the case of Ordinary Shares and Book Value Per Share in the case of Book Value Shares) equal to the option price, including, in the discretion of the Committee exercised at the time the option is granted, the right to transfer shares acquired upon the exercise of a part of an option in payment of the option price upon immediate exercise of a further part of the option, or (c) by a combination of the methods described in (a) and (b) of this Section 11.

     12. Assignability. Except as otherwise provided in Section 9, an option, whether an incentive stock option or a non-incentive stock option, granted under the Plan shall not be transferred and may be exercised only by the optionee to whom granted.

     13. Options in Substitution for Stock Options Granted by Other Companies. Options, whether incentive stock options or non-incentive stock options, may be granted under the Plan in substitution for stock options held by employees of a company who become or are about to become officers of the Corporation or a subsidiary as a result of the merger or consolidation of the employer company with the Corporation or a subsidiary, or the acquisition by the Corporation or a subsidiary of the assets of the employer company, or the acquisition by the Corporation or a subsidiary of stock of the employer company as a result of which it becomes a subsidiary of the Corporation. The terms, provisions and benefits of the substitute options so granted may vary from the terms, provisions and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the terms, provisions and benefits of the options in substitution for which they are granted.

     14. Adjustment Upon Changes in Shares. In the event of any change in the Common Shares subject to the Plan or to any option, whether an incentive stock option or a non-incentive stock option, granted under the Plan, by reason of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or any merger, consolidation, separation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar
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to any of the foregoing, the aggregate number of Ordinary Shares and Book Value
Shares as to which the options may thereafter be granted under the Plan, the number and class of shares subject to each outstanding option and the option price with respect to such share shall be appropriately adjusted.

     15. Purchase For Investment. Each person exercising an option, whether an incentive stock option or a non-incentive stock option, may be required by the Corporation to furnish a representation that he or she is acquiring the shares purchased upon such exercise as an investment and not with a view to distribution thereof if the Corporation shall, in its sole discretion, determine that such representation is required to insure that a re-sale or other disposition of the shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

     16. Duration and Termination of the Plan. The Plan shall remain in effect through February 15, 1994, and shall then terminate, unless terminated at an earlier date by action of the Board of Directors; provided, however, that termination of the Plan shall not affect Options granted prior thereto.

     17. Amendment of the Plan. The Board of Directors may alter or amend the Plan from time to time prior to its termination, except that, without shareholder approval, no amendment shall increase the aggregate number of shares with respect to which options may be granted (except in accordance with the provisions of Section 14), reduce the option price at which options may be exercised, extend the time within which options may be granted under the Plan or the time within which an option may be exercised, or change the requirements relating to either eligibility for participation in the Plan or administration of the Plan. Except in accordance with the provisions of Section 14, neither the Board of Directors nor the Committee may, without the consent of the holder of an option granted under the Plan, alter or impair such option. The Committee may, with the agreement of the affected optionee, cancel any stock option agreement entered into pursuant to the Plan. In the event of such cancellation, the Committee may authorize the grant of a new incentive stock option or non-incentive stock option for the same or a different number of Common Shares specified in the cancelled stock option agreement, at such option price and upon terms and provisions which would have been applicable under the Plan had the cancelled stock option agreement not been entered into.

     18. Effective Date. The Plan was originally adopted by the Board of Directors of the Corporation on February 16, 1984, and approved by the affirmative vote of the holders of shares of the Corporation entitling them to exercise a majority of the voting power on such proposal on June 21, 1984.